Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:        21988G825       Class     A-1
               21988GAK2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of    July 1, 2005.....                                    $0.00
         Scheduled Income received on securities.....         $1,602,436.50
         Unscheduled Income received on securities.....               $0.00

LESS:
         Distribution to Class A-1 Holders.....              -$1,562,400.00
         Distribution to Class A-2 Holders.....                 -$40,036.50
         Distribution to Depositor.....                              -$0.00
         Distribution to Trustee.....                                -$0.00
Balance as of    January 1, 2006.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    July 1, 2005.....                                    $0.00
         Scheduled Principal received on securities.....              $0.00

LESS:
         Distribution to Holders.....                                -$0.00
Balance as of    January 1, 2006.....                                 $0.00


              UNDERLYING SECURITIES HELD AS OF   January 1, 2006

           Principal Amount                         Title of Security
           ----------------                         -----------------

              $39,060,000               Aon Capital A 8.205% Capital Securities
                                        due January 1, 2027
                                        *CUSIP:        037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.